As filed with the Securities and Exchange Commission on October 6, 2026

Registration Nos. 333-275975

333-293526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-275975

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-293526

UNDER

THE SECURITIES ACT OF 1933

RICHTECH ROBOTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	88-2870106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2975 Lincoln Rd, Las Vegas, NV	89115
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan
(Full Title of the Plan)

Zhenwu (Wayne) Huang

C/O RICHTECH ROBOTICS INC.

2975 Lincoln Rd,

Las Vegas, NV 89115

(Name and address of agent for service)

Tel: (866) 236-3835

(Telephone number, including area code, of agent for service)

With copies to:

Richard I. Anslow, Esq.

Lijia Sanchez, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Richtech Robotics Inc. (the “Registrant,” “we,” “us,” “our,” or similar terminology) previously filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (File Nos. 333-275975 and 333-293526) (the “Registration Statements”) to register an aggregate of 22,311,215 shares of Class B common stock, par value $0.0001 per share (the “Common Stock”), under the Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan.

This Post-Effective Amendment to the Registration Statements is being filed principally to file the consent of Bush & Associates CPA LLC (Exhibit 23.1). Except to the extent specified herein, the Registration Statements, as originally filed, are not amended or otherwise affected by this Post-Effective Amendment and the contents thereof are incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Specimen Class B Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-273628), as amended, initially filed with the Commission on August 3, 2023)
4.2	Second Amended and Restated Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2023)
4.3	Articles of Amendment to Articles of Incorporation of Richtech Robotics Inc. (Incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the Commission on November 17, 2025)
4.4	Second Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.3 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on January 11, 2024)
5.1	Opinion of Fennemore Craig, P.C.Opinion of Fennemore Craig, P.C. (Incorporated herein by reference to Exhibit 5.1 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-293526) filed with the Commission on February 17, 2026)
5.2	Opinion of Fennemore Craig, P.C. (Incorporated herein by reference to Exhibit 5.1 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-275975), as amended, initially filed with the Commission on December 11, 2023)
23.1*	Consent of Bush & Associates CPA, Independent Registered Public Accounting Firm
23.2	Consent of Fennemore Craig, P.C. (included in Exhibits 5.1)
23.3	Consent of Fennemore Craig, P.C. (included in Exhibits 5.2)
24.1	Powers of Attorney (included on the signature page of the Registration Statement (File No. 333-293526) on Form S-8 filed with the Commission on February 17, 2026)
24.2	Powers of Attorney (included on the signature page of the Registration Statement (File No. 333-275975) on Form S-8 filed with the Commission on December 11, 2023)
99.1	Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan (Incorporated herein by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed with the Commission on November 17, 2025)
99.2	Form of Stock Option Agreement (Incorporated herein by reference to Exhibit 10.7 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-273628), as amended, initially filed with the Commission on August 3, 2023)
99.3	Form of Stock Purchase Agreement (Incorporated herein by reference to Exhibit 10.8 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-273628), as amended, initially filed with the Commission on August 3, 2023)
107	Filing Fee Table (Incorporated herein by reference to Exhibit 107 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-293526) filed with the Commission on February 17, 2026)
108	Filing Fee Table (Incorporated herein by reference to Exhibit 107 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-275975), as amended, initially filed with the Commission on December 11, 2023)

*	Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 6, 2026.

RICHTECH ROBOTICS INC.

By:	/s/ Zhenwu Huang
Zhenwu Huang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Zhenwu Huang	Chief Executive Officer and Director	October 6, 2026
Zhenwu Huang	(Principal Executive Officer)

/s/ Zhenqiang Huang	Chief Financial Officer and Director	October 6, 2026
Zhenqiang Huang	(Principal Financial and Accounting Officer)

*	Director	October 6, 2026
John Shigley

*	Director	October 6, 2026
Stephen Markscheid

*	Director	October 6, 2026
Saul Factor

* By:	/s/ Zhenwu Huang
Name:	Zhenwu Huang
Attorney-in-fact